UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada		V6E 2Y3
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
__________

Item 7.01         Regulation FD Disclosure

On March 6, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce uranium mineralization in drill hole CB-183-1 that grades 7.90% eU3O8 over 14.3 metres, including a subinterval that grades 26.16% eU3O8 over 3.8 metres (Table 1). This result expands the footprint of high-grade uranium mineralization at the Sakura Zone at the Christie Lake Project to the northeast approximately 14 metres from CB-178-1.

Chris Hamel, Vice President Exploration, Canada stated: “The continued success at the Sakura Zone demonstrates the potential of the Yalowega Trend at Christie Lake to host high-grade uranium mineralization. We are eager to continue with exploration along this trend in the 2023 program. The Yalowega Trend is the northerly extension of the McArthur River fault system onto the Christie Lake Project and gives UEC the opportunity to explore along this uniquely well-endowed mineralized trend that only Cameco and Orano otherwise have access to.”

Vertical depth to the unconformity-hosted mineralization at Christie Lake is between 400 and 420 metres (“m”) from surface. This is shallower by about 100 m than McArthur River and at approximately the same depth as Cigar Lake. The McArthur River and Cigar Lake Deposits are the archetypical high-grade Athabasca super-deposits with combined reserves and past production of 985.7 million lbs. of uranium.

Additional follow up with drill hole CB-183-2 also encountered uranium mineralization at the unconformity that grades 0.21% eU3O8 over 2.2 metres. This hole is interpreted to lie along the southern periphery of the Sakura Zone, defining the southern extent of the mineralization in that area.

UEC plans to drill at least 17,000 metres in 2023 through the Christie Lake winter and summer drill programs. To date, the company has drilled 7,500 metres in the winter program that is designed to continue through March. The summer program is planned to commence after the snow melt.

Table 1: Christie Lake Radiometric Equivalent Grades from CB-183-1

Hole		From (m)	To (m)	Width (m)	Grade (% eU3O8)	Cut-off Grade (% eU3O8)
CB-183-1		417.9	432.2	14.3	7.90	0.05
	incl.	421.8	428.8	7.0	15.94	1.0
	incl.	423.2	427.0	3.8	26.16	10.0
CB-183-2		423.6	426.2	2.6	0.19	0.05
	Incl.	423.9	426.1	2.1	0.21	0.1

Notes:

1.	True widths of the mineralization reported in Table 1 is anticipated to be 90-95% of core length but cannot be verified at this time.

2.	eU3O8 refers to radiometric equivalent grade U3O8, and it determined using calibrated down-hole radiometric probes, a process further discussed in the section “About Radiometric Grades”.

Figure 1 - UEC's Athabasca Basin Projects

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometres. The unique geology of the Athabasca Basin deposits can result in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association, the Athabasca Basin was responsible for producing 9.7% of the world’s uranium production in 2021.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks, known as the unconformity. Uranium can be found at the interface, known as the unconformity, or can occur several hundreds of metres below the unconformity surface in the underlying basement fault structures. .

The uranium concentrations from holes presented above from the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, which is determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

The core recovery from parts of the mineralized zone in hole CB-183-1 is estimated at approximately 60%. The portions of the core recovered from the interval confirm the presence of very high-grade uranium mineralization. Thus, the Company believes that assay results collected from the mineralized interval may not be representative of the true concentration of uranium present and that the REG presented above will be a more accurate estimate of grade.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes which are lowered down the hole, a method commonly used by uranium explorers and miners in the Athabasca Basin. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole.

The probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Sometimes within high-grade intervals, a process called ‘saturation’ occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes. In this case, it can be difficult to accurate determine radiometric equivalent grades.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at the SRC’s Geoanalytical Laboratory in Saskatoon, Saskatchewan, with results expected in the coming weeks.

About the Christie Lake Project

UEC holds an 82.775% combined direct and indirect interest in the Christie Lake Project which is a joint venture with JCU (Canada) Exploration Company, Limited, a company that is 50% owned by UEC’s wholly owned subsidiary UEX Corporation. UEC’s direct ownership in Christie Lake is 65.5492% and indirect ownership through its 50% ownership in JCU is 17.2254%

The Christie Lake Project is located in the eastern Athabasca Basin (see Figures 1 & 2) approximately 9 km northeast of Cameco’s McArthur River Mine, the world’s largest and highest-grade uranium mine. The controlling structure of the McArthur River Mine deposits, the P2 fault, continues to the northeast beyond the mine and trends into the Christie Lake Project. Our technical team believes that, through a series of en-echelon steps, the northeast strike extension of the P2 Fault not only crosses the Christie Lake Project but also controls the three known uranium deposits on Christie Lake: the Ōrora, Paul Bay and Ken Pen Deposits as well as the newly discovered Sakura Zone.

Figure 2 - Christie Lake Project Location

Figure 3 - Sakura Zone Mineralization - preliminary zone boundaries

N
S
E
W
CB-176A
68.7% eU_3O_8 / 2.1m
CB-183-1
7.9% eU_3O_8 / 14.3m
Sakura
CB-173
3.8% eU_3O_8 / 18.6m
CB-183-2
0.19% eU_3O_8 / 2.6m
CB-178-1
5.4% eU_3O_8 / 15.6m
Ken Pen
Legend
2023 Collars
2022 Collars
Historical Collar
2023 Unconformity Intersection
Historical Unconformity Interstion
Yalowega_Fault_Subcrop
Sakura Mineralization (> 10% U_3O_8)
Mineralization (> 0.05% U_3O_8)
40 20 0 40
Meters
1:1,500

JCU

JCU (Canada) Exploration Company, Limited

Christie Lake Project
C Trend

UEC
Uranium Energy Corp

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UEC’s Vice President Exploration, Canada who is considered to be a Qualified Person as defined by S-K 1300.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(a)                     Financial Statements of Business Acquired

Not applicable.

(b)                     Pro forma Financial Information

Not applicable.

(c)                     Shell Company Transaction

Not applicable.

(d)                     Exhibits

Exhibit	Description
99.1	News Release dated March 6, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: March 6, 2023.	By: /s/ Pat Obara Pat Obara, Secretary and Chief Financial Officer
__________